SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") dated and effective as of October 31, 2000, by and among PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation, f/k/a FRP PROPERTIES, INC. (the "Company"), SUNTRUST BANK, a Georgia corporation, successor by merger to SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "SunTrust"), individually and as Agent (in such capacity, the "Agent") BANK OF AMERICA, N.A., a national banking association ("BOA"), successor by merger to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger to Bank of America Illinois, and successor by merger to BARNETT BANK, N.A., f/k/a Barnett Bank of Jacksonville, N.A. ("Barnett"), and FIRST UNION NATIONAL BANK, successor by merger to First Union National Bank of Florida ("FUNB") (collectively, the "Banks").

                           W I T N E S S E T H:

     WHEREAS, the Borrower, SunTrust, BOA, Barnett, FUNB and the Agent previously entered into that certain Credit Agreement dated as of November 15, 1995, as amended by a First Amendment dated as of September 30, 1998 (as amended, the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement); and

     WHEREAS, the Borrower has requested the Banks to extend the Commitment Termination Date by one (1) year to November 15, 2001 and to revise certain other provisions of the Credit Agreement; and

     WHEREAS, the Banks and the Agent have agreed to amend the Credit Agreement to provide for the foregoing, and to provide for the reallocation of the Commitments among the Banks, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

          a. The list of commitment amounts contained at the end of paragraph (a) of Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:


          "Bank                              Commitment

          SunTrust Bank                      $14,000,000
          200 South Orange Avenue
          Orlando, Florida 32801

          Bank of America, N.A.              $10,000,000
          101 North Tryon Street
          Charlotte, North Carolina 28255

          First Union National Bank          $10,000,000
          225 Water Street
          Jacksonville, Florida 32202
                                             __________

          Total Commitment                   $34,000,000"

          b.   Paragraphs (a), (b) and   in the middle of Section 1.3 of
the Credit Agreement are hereby deleted in their entirety and the following are substituted in lieu thereof:

          "(a) a sum equal to twenty-five percent (25%) of the principal balance outstanding on the Commitment Termination Date shall be payable on November 15, 2002; and

          (b) the remaining principal balance outstanding on the Commitment Termination Date shall be due and payable in full on November 15, 2003."

          c. Section 1.5 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 1.5   Interest on Loans.

          (a) Each Prime Loan shall bear interest on its principal amount outstanding from time to time at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) (I) from the Closing Date through November 15, 2001 at a rate per annum equal to the Prime Rate, and (ii) from November 16, 2001 through November 15, 2003 at a rate per annum equal to the Prime Rate plus 1/4 of 1% (0.25%). Interest shall be payable on each Prime Loan quarterly on each Interest Payment Date, commencing with the first of such dates after the date of funding of such Prime Loan, and at maturity or the date of conversion of such Prime Loan to a Loan of a different type.

          (b)  Reserved.

          (c) Each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days)
     (I) from the Closing Date through November 15, 2001, at a rate per annum one percent (1%) in excess of the LIBOR Rate for the Interest Period in effect for such Loan and (ii) from November 16, 2001 through November 15, 2003, at a rate per annum one and one-half percent (1.50%) in excess of the LIBOR Rate for the Interest Period in effect for such Loan. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such Eurodollar Loan into a Loan of a different type. The Agent shall notify the Company and the Banks of the applicable LIBOR Rate for each Interest Period at 10:00 .m., Atlanta time, or as soon as practicable thereafter, on the date when the determination is to be made in respect of such Interest Period. Such determination shall be conclusive absent manifest error."

          d. Article IV of the Credit Agreement is hereby amended by the addition at the end thereof of the following Section 4.8:

          "Section 4.8 Subsidiaries. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Company will at all times own one hundred percent (100%) of each of its Subsidiaries; provided, however, that with respect to Subsidiaries formed or acquired after September 29, 2000 the Company will be required to (I) own a majority of the issued and outstanding capital stock thereof and (ii) maintain voting control thereof."

          e. Subparagraph (I) of paragraph (a) of Section 5.5 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "(I) the Company may declare and pay dividends and make other distributions in respect to its capital stock or in respect to the redemption, retirement, purchase or other acquisition of its capital stock in an aggregate amount not in excess of 66-2/3% of net income earned subsequent to September 30, 1999, plus $10,000,000.00 plus the proceeds from the sale of capital stock (or any warrant, option or other rights with respect to any shares of the capital stock [now or hereafter outstanding] of the Company) subsequent to September 30, 1999, or make any deposit for any of the foregoing purposes; and"

          f. Section 5.6 of the Credit Agreement is hereby amended by the addition at the end thereof of the following:

     "; provided however, that notwithstanding anything to the contrary contained in this Section 5.6 or in Section 5.8 or elsewhere in this Agreement, the Borrower will not enter into or consummate any material corporate restructuring or reorganization (including any separation of the real estate business from the transportation business of the Borrower) until the Required Banks have approved, in writing, pursuant to Section 9.5, the planned debt restructuring in connection therewith."

          g. The definition of the term "Commitment Termination Date" contained in Article VII of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "'Commitment Termination Date' shall mean November 15, 2001."

          h. All references to the term "Certificate of Deposit Loan" shall be deleted from the Credit Agreement and, from and after the date hereof, the Borrower may not obtain or maintain Certificate of Deposit Loans.

     2. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and permitted assigns.

     3. Capitalized Terms. All capitalized terms contained herein shall have the meanings assigned to them in the Credit Agreement unless the context herein otherwise dictates or unless different meanings are specifically assigned to such terms herein.

     4. Representations and Warranties. The Borrower hereby reaffirms all of its representations and warranties contained in the Credit Agreement as though made and given in connection with the execution and delivery of this Second Amendment and further certifies that all such representations and warranties are true and correct on and as of the date hereof.

     5. Ratification of Credit Documents; Miscellaneous. Except for any modification of and/or amendment to the Credit Agreement as herein provided, no other term, condition or provision of the Credit Agreement shall be considered to be altered or amended, and this Second Amendment shall not be deemed a novation. The Credit Agreement as amended hereby, and all other documents executed in connection therewith (collectively, the "Credit Documents") shall remain in full force and effect. Each and every reference to the Credit Agreement in any other Credit Document shall be deemed to refer to the Credit Agreement as amended by this Second Amendment. The Borrower hereby acknowledges and agrees that the Credit Documents are, as of the date hereof, valid and enforceable in accordance with their respective terms and that all amounts extended by the Banks to the Borrower pursuant thereto are absolutely and unconditionally due and owing to the Banks, and are not subject to any defenses, counterclaims or rights of set-off whatsoever.

     6. Governing Law. THIS SECOND AMENDMENT SHALL BE EFFECTIVE UPON EXECUTION BY THE BORROWER AND ALL BANKS AND SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                [SIGNATURES BEGIN ON THE FOLLOWING PAGE]












          IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

                              BORROWER:

                              PATRIOT TRANSPORTATION HOLDING, INC., f/k/a
                              FRP PROPERTIES, INC.


                              By:_____________________________

                              Name:___________________________

                              Title:__________________________


                              Address:
                              Post Office Box 4667
                              Jacksonville, Florida  32201
                              Facsimile No.: 904/355-0817
                              Telephone No.: 904/355-1781

                 [SIGNATURE PAGE TO SECOND AMENDMENT TO
                            CREDIT AGREEMENT
                       AMONG SUNTRUST, AS AGENT,
                 PATRIOT TRANSPORTATION HOLDING, INC.,
                       f/k/a FRP PROPERTIES, INC.
                     AND THE BANKS PARTIES THERETO]



                              SUNTRUST BANK, successor by merger to
                              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                              ASSOCIATION, as a Bank, and as Agent


                              By:______________________________

                              Name:____________________________

                              Title:___________________________

                              Address:
                              200 South Orange Avenue
                              Orlando, Florida 32801
                              Attn: Edward Wooten,
                                       _____________
                                 Corporate and Investment Banking
                              Facsimile No.: 407/237-4076
                              Telephone No.: 407/237-6855

                 [SIGNATURE PAGE TO SECOND AMENDMENT TO
                            CREDIT AGREEMENT
                       AMONG SUNTRUST, AS AGENT,
                 PATRIOT TRANSPORTATION HOLDING, INC.,
                       f/k/a FRP PROPERTIES, INC.
                     AND THE BANKS PARTIES THERETO]


                                   BANK OF AMERICA, N.A., successor by
                                   merger to BANK OF AMERICA NATIONAL
                                   TRUST AND SAVINGS ASSOCIATION and
                                   successor by merger to BARNETT BANK,
                                   N.A.



                                   By:__________________________

                                   Name:________________________

                                   Title:_______________________

                                   Address:
                                   101 North Tryon Street
                                   NC1-001-15-03
                                   Charlotte, North Carolina 28255
                                   Attn: Nora Moss
                                             _________________
                                   Facsimile No.: 704/409-0054
                                   Telephone No.: 704/386-4576 or
                                                  800/688-4576

                 [SIGNATURE PAGE TO SECOND AMENDMENT TO
                            CREDIT AGREEMENT
                       AMONG SUNTRUST, AS AGENT,
                 PATRIOT TRANSPORTATION HOLDING, INC.,
                       f/k/a FRP PROPERTIES, INC.
                     AND THE BANKS PARTIES THERETO]


                                   FIRST UNION NATIONAL BANK, successor
                                   by merger to FIRST UNION NATIONAL BANK
                                   OF FLORIDA


                                   By:__________________________
                                        Name:________________________

                                   Title:________________________

                                   Address:
                                   225 Water Street
                                   Jacksonville, Florida 32202
                                   Attn: _______________
                                         _______________
                                   Facsimile No.: 904/___-____
                                   Telephone No.: 904/___-____